SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

     Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

Mylan Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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     On July 25, 2005, Mylan Laboratories Inc., a Pennsylvania corporation (“Mylan”), issued a press release, regarding the withdrawal of a lawsuit filed by High River Limited Partnership, an entity controlled by Carl Icahn. A copy of the press release is attached hereto as Exhibit A.

IN CONNECTION WITH MYLAN’S 2005 ANNUAL MEETING OF SHAREHOLDERS (THE “ANNUAL MEETING”), MYLAN WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING A PRELIMINARY PROXY STATEMENT AND A DEFINITIVE PROXY STATEMENT. INVESTORS AND SHAREHOLDERS OF MYLAN ARE URGED TO CAREFULLY READ THESE MATERIALS (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SHAREHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY MYLAN WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING) FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY MYLAN MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUESTS TO: MYLAN LABORATORIES INC., ATTENTION: INVESTOR RELATIONS, 1500 CORPORATE DRIVE, CANONSBURG, PA 15317, OR FROM MYLAN’S WEBSITE AT WWW.MYLAN.COM.

Mylan, its executive officers and its directors may be deemed to be participants in Mylan’s solicitation of proxies from shareholders in connection with the Annual Meeting scheduled to be held on October 28, 2005. Information about the executive officers and directors of Mylan and their ownership of Mylan common stock is set forth in the proxy statement for Mylan’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2004, and in press releases and Forms 3 and 4 for executive officers who have since joined Mylan, and in Forms 4 and 5 filed thereafter.

EXHIBIT A

For Immediate Release	CONTACTS:	Patrick Fitzgerald (Public Relations) Mylan Laboratories Inc. 724.514.1800
Kris King (Investor Relations) Mylan Laboratories Inc. 724.514.1800

Icahn Drops Mylan Litigation for the Second Time

PITTSBURGH, July 25, 2005 — Mylan Laboratories Inc. (NYSE: MYL) today announced that High River Limited Partnership, an entity controlled by Carl Icahn, has for the second time dropped its lawsuit against Mylan related to the scheduling of Mylan’s annual meeting and adoption of bylaw changes in February. The lawsuit had been filed in a Pennsylvania federal district court. High River had filed a virtually identical suit in March, then withdrew it after the court denied its application for a temporary restraining order.

About Mylan Laboratories

Mylan Laboratories Inc. is a leading pharmaceutical company with three principal subsidiaries, Mylan Pharmaceuticals Inc., Mylan Technologies Inc. and UDL Laboratories, Inc., that develop, license, manufacture, market and distribute an extensive line of generic and proprietary products.

Additional Information and Where to Find It:

IN CONNECTION WITH MYLAN’S 2005 ANNUAL MEETING OF SHAREHOLDERS (THE “ANNUAL MEETING”), MYLAN WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING A PRELIMINARY PROXY STATEMENT AND A DEFINITIVE PROXY STATEMENT. INVESTORS AND SHAREHOLDERS OF MYLAN ARE URGED TO CAREFULLY READ THESE MATERIALS (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SHAREHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY MYLAN WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING) FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY MYLAN MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUESTS TO: MYLAN LABORATORIES INC., ATTENTION: INVESTOR RELATIONS, 1500 CORPORATE DRIVE, CANONSBURG, PA 15317, OR FROM MYLAN’S WEBSITE AT WWW.MYLAN.COM.

Mylan, its executive officers and its directors may be deemed to be participants in Mylan’s solicitation of proxies from shareholders in connection with the Annual Meeting scheduled to be held on October 28, 2005. Information about the executive officers and directors of Mylan and their ownership of Mylan common stock is set forth in the proxy statement for Mylan’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2004, and in press releases and Forms 3 and 4 for executive officers who have since joined Mylan, and in Forms 4 and 5 filed thereafter.